UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2013 (June 3, 2013)

New Residential Investment Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35777	45-3449660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 46th Floor New York, New York		10105
(Address of principal executive offices)		(Zip code)

212-479-3150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2013, the Board of Directors (the “Board”) of New Residential Investment Corp. (the “Company”) appointed Mr. Douglas L. Jacobs as a Class III director of the Company. Mr. Jacobs has also been appointed as the chairman of the Board’s Audit Committee and as a member of the Board’s Nominating and Corporate Governance Committee . The Board has determined that Mr. Jacobs is “independent” under the rules of the New York Stock Exchange and the Securities and Exchange Commission (“SEC”).

Mr. Jacobs will receive compensation for his service as a director in accordance with the Company’s director compensation guidelines set forth on page 135 of the Company’s Information Statement filed as an exhibit to the Company’s Registration Statement on Form 10, filed with the SEC on April 29, 2013, under the section titled “Management—Compensation of Directors,” which section is incorporated herein by reference.

There is no arrangement or understanding between Mr. Jacobs and any other persons pursuant to which Mr. Jacobs was appointed as a director. In addition, there has not been any transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in which the Company was or is to be a participant and in which Mr. Jacobs had or will have any direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.

Date: June 6, 2013	By:	/s/ Kenneth M. Riis
Kenneth M. Riis
Chief Executive Officer and President